THE AMENDED AND RESTATED GOTTSCHALKS INC.
                1998 EMPLOYEE STOCK PURCHASE PLAN


      The following constitute the provisions of the 1998
Employee Stock Purchase Plan of Gottschalks Inc.

      1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

      2. Definitions.

          (a) "Board" shall mean the Board of Directors of the Company.

          (b)  "Code" shall mean the Internal Revenue Code of
1986, as amended.

          (c) "Common Stock" shall mean the Common Stock of the Company.

          (d) "Company" shall mean Gottschalks Inc., a Delaware corporation.

          (e) "Compensation" shall mean all regular straight time gross earnings, payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions and other cash compensation.

          (f) "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

          (g) "Contributions" shall mean all amounts credited to the account of a participant pursuant to the Plan.

          (h) "Designated Subsidiaries" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan (including any Subsidiaries which have been so designated after the date the Plan is approved by stockholders).

          (i) "Employee" shall mean any person, including an officer, who is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Company or one of its Designated Subsidiaries.

          (j)  "Exchange Act" shall mean the Securities Exchange
Act of 1934, as amended.

          (k) "Exercise Date" shall mean the last day of each Offering Period of the Plan.

          (l) "Offering Date" shall mean the first business day of each Offering Period of the Plan.

          (m) "Offering Period" shall mean a period of six (6) months, subject to and except as otherwise provided in Section 4.

          (n)  "Plan" shall mean this Employee Stock Purchase
Plan.

          (o) "Subsidiary" shall mean any corporation, domestic or foreign, in an unbroken line of corporations (beginning with the Company) in which each corporation (other than the last corporation) has stock possessing 50% or more of the total combined voting power of all classes of stock in one or more of the other corporations in the chain, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

      3. Eligibility.

          (a) Any person who has been employed as an Employee for six (6) months as of the Offering Date of a given Offering Period shall be eligible to participate during such Offering Period under the Plan, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code.

          (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (after applying the attribution rules contained in Section 424(d) of the
Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary, or (ii) if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty Five Thousand Dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. For this purpose, a right to purchase stock occurs when it first becomes exercisable during the calendar year.

      4. Offering Periods. The first Offering Period shall commence on July 1, 1999 (or such other date as the Board of Directors shall determine) and terminate on December 31, 1999. All subsequent new Offering Periods shall commence on or about January 1 and July 1 of each year (or at such other time or times as may be determined by the Board of Directors) and shall terminate on the next succeeding June 30 and December 31, respectively. The Plan shall continue until terminated in accordance with Sections 19 or 23 hereof. The Board of Directors of the Company shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least ten (10) days prior to the scheduled beginning of the first Offering Period to be affected.

      5. Participation.

          (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement on the form provided by the Company and filing it with the Company's payroll office prior to the applicable Offering Date, unless a different time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given Offering Period. The subscription agreement shall set forth the percentage of the participant's Compensation (which shall be not less than 1% and not more than 10%) to be applied as Contributions pursuant to the Plan.

          (b) Payroll deductions shall commence on the first payroll following the Offering Date and shall end on the last payroll paid on or prior to the Exercise Date of the Offering Period to which the subscription agreement is applicable, unless sooner terminated by the participant as provided in Section 10.


      6. Method of Payment of Contributions.

          (a) The participant shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than one percent (1%) and not more than ten percent (10%) of such participant's Compensation on each such payday. The Company will maintain on its books or cause to be maintained by a recordkeeper an account in the name of such participant. All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

          (b) A participant may discontinue his or her participation in the Plan as provided in Section 10.

          (c) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and
Section 3(b) herein, a participant's payroll deductions may be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year that the aggregate of all payroll deductions accumulated with respect to such Offering Period and any other Offering Period ending within the same calendar year equal $21,250. Payroll deductions shall re-commence at the rate provided in such participant's subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

      7. Grant of Option.

          (a) On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date a number of shares of the Company's Common Stock determined by dividing such Employee's Contributions accumulated prior to such Exercise Date and retained in the participant's account as of the Exercise Date by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Offering Date, or (ii) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Exercise Date; provided, however, that the maximum number of shares an Employee may purchase during each Offering Period shall be determined at the Offering Date by dividing $12,500 by the fair market value of a share of the Company's Common Stock on the Offering Date, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12. The fair market value of a share of the Company's Common Stock shall be determined as provided in Section 7(b).

          (b) The option price per share of the shares offered in a given Offering Period shall be the lower of: (i) 85% of the fair market value of a share of the Common Stock of the Company on the Offering Date; or (ii) 85% of the fair market value of a share of the Common Stock of the Company on the Exercise Date. The fair market value of the Company's Common Stock on a given date shall be the closing price on The New York Stock Exchange on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported in The Wall Street Journal or, in the event the Common Stock is not listed on The New York Stock Exchange, the fair market value shall be the closing price of the Common Stock for such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported on such other national securities exchange on which the Common Stock is traded or, if such price is not reported, the mean of the bid and asked prices per share of the Common Stock as reported by such national securities exchange on which the Common Stock is traded or, if such prices are not so reported, as determined by the Board in its discretion.

      8. Exercise of Option; Holding Period. Unless a participant withdraws from the Plan as provided in paragraph 10, his or her option for the purchase of shares will be exercised automatically on the Exercise Date of the Offering Period, without any further action on the optionee's part, and the maximum number of shares (including full and partial shares) subject to option will be purchased at the applicable option price with the accumulated Contributions in his or her account. The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Exercise Date. Notwithstanding the prior sentence, except as provided in
Section 18, all shares purchased upon exercise of an option hereunder must be held by the participant for a minimum of twelve
(12) months after the applicable Exercise Date (the "Holding Period") before such shares may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution) by the participant or converted into certificates representing the shares regardless of whether or not the participant ceases to be an eligible participant (whether due to change in status, termination or otherwise). During his or her lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

      9. Delivery. The shares purchased upon exercise of an option hereunder will be held for the participant in a brokerage account in the participant's name with a broker designated by the Company. Any participant may request from such broker that the broker deliver (at any time after the expiration of the applicable Holding Period) to the participant a certificate or certificates representing all or any portion of the shares held by the participant. The broker may charge the participant a reasonable fee for the issuance of such certificates.

      10. Withdrawal; Termination of Employment; Reduction in
Service.

          (a) A participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time prior to thirty (30) days prior to the Exercise Date of the Offering Period by giving written notice to the Company. All of the participant's Contributions credited to his or her account will be paid to him or her within fifteen (15) days after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated. No further Contributions for the purchase of shares will be made during the Offering Period.

          (b) Upon termination of the participant's Continuous Status as an Employee prior to the Exercise Date of the Offering Period for any reason, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and his or her option will be automatically terminated.

          (c) In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the Offering Period in which the employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option terminated.

          (d) A participant's withdrawal from an offering will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

      11. Interest. No interest shall accrue on the Contributions of a participant in the Plan.

      12. Stock.

          (a) The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 500,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18. If the total number of shares which would otherwise be subject to options granted pursuant to Section 7(a) on the Offering Date of an Offering Period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of Contributions, if necessary.

          (b) The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

          (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or, if requested by the participant, in the name of the participant and his or her spouse.

      13. Administration. The Board, or a committee named by the Board, shall supervise and administer the Plan and shall have full power and discretion to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The composition of the committee shall be in accordance with the requirements to obtain or retain any available exemption from the operation of Section 16(b) of the Exchange Act.

      14. Distribution of Account Upon Death.

          In the event of a participant's death prior to the Exercise Date of an Offering Period, any cash withheld during the Offering Period will be refunded in full and added to the paricipant's final paycheck.

      15. Transferability. Neither Contributions credited to a participant's account nor any options or rights with regard to the exercise of options or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution) by the participant and, except as provided in Section 18, may only be so disposed after the Holding Period. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

      16. Use of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

      17. Reports. Individual bookkeeping accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees promptly following the Exercise Date, which statements will set forth the amount of Contributions, the per share purchase price and the number of shares purchased.

      18. Adjustments Upon Changes in Capitalization.

          (a) Adjustment. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

          (b) Corporate Transactions. In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation (a "Corporate Transaction"), each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the "New Exercise Date"). If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a Corporate Transaction, the Board shall notify each participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10; provided, however, that any participant that has already provided notice to withdraw pursuant to
Section 10 shall be withdrawn from the Plan prior to the New Exercise Date even if, as a result of the timing of the New Exercise Date, such participant would not have provided the Company with the full thirty (30) day notice prior to the New Exercise Date. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the Corporate Transaction, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the Corporate Transaction, the consideration (whether stock, cash or other securities or property) received in the Corporate Transaction by holders of Common Stock for each share of Common Stock held on the effective date of the Corporate Transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the Corporate Transaction was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value of the per share consideration received by holders of Common Stock in the Corporate Transaction.

          In the event of a proposed Corporate Transaction, the Board may, if it so determines in the exercise of its sole discretion, waive the Holding Period for all, but not less than all, of the shares to be issued under the Plan on or prior to the date of the Corporate Transaction and all outstanding shares issued pursuant to the Plan.

          The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation in connection therewith.

      19. Amendment or Termination.

          (a) The Board of Directors of the Company may at any time terminate or amend the Plan. Except as provided in Section 18, no such termination shall affect options previously granted, nor shall an amendment make any change in an outstanding option which adversely affects the rights of the optionee. In addition, to the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

          (b) Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan. In addition, the Board (or its committee) shall have the right to designate from time to time the Subsidiaries where employees may be eligible to participate in the Plan and such designations shall not constitute an amendment to the Plan requiring stockholder approval in accordance with Treasury Regulations Section 1.423-2(c)(4).

      20. Stockholder Approval. Stockholder approval of the Plan shall be obtained in the manner and to the extent required under applicable federal and state law.

      21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for that purpose.

      22. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, any applicable state securities laws, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed.

          As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

      23. Term of Plan; Effective Date. The Plan shall become effective upon its approval by the stockholders of the Company.
It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 19.


      24. Plan Construction. It is the intent of the Company that transactions in and affecting options in the case of Participants who are or may be subject to Section 16 of the Exchange Act satisfy any then applicable requirements of Rule 16b-3 so that such persons (unless they otherwise agree) will be entitled to the exemptive relief of Rule 16b-3 in respect of those transactions and will not be subjected to avoidable liability thereunder. Accordingly, this Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions. If any provision of this Plan or of any option would otherwise frustrate or conflict with the intent expressed above, that provision to the extent possible shall be interpreted as to avoid such conflict. If the conflict remains irreconcilable, the Board or the committee may disregard the provision if it concludes that to do so furthers the interest of the Company and is consistent with the purposes of this Plan as to such persons in the circumstances.